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                                 EXHIBIT 23.1
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                                                                 EXHIBIT 23.1


             CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We hereby consent to the use in the Prospectus constituting part of this Registration Statement on Form S-4 of Paxson Communications Corporation of: our report dated March 15, 1995 relating to the consolidated financial statements of Paxson Communications Corp.; our report dated July 17, 1995 relating to the financial statements of KZKI-TV (a division of Sandino Telecasters); our report dated August 21, 1995 relating to the financial statements of Paugus Television, Inc. (WGOT-TV); our report dated August 21, 1995 relating to the financial statements of Delaware Valley Broadcasters Limited Partnership (WTGI-TV); our report dated August 21, 1995 relating to the combined financial statements of San Jacinto Television Corporation and DuPont Investment Group, 85 Ltd.; and our report dated October 11, 1995 relating to the financial statements of WTVX-TV Krypton Broadcasting of Ft. Pierce, Inc., which appears in such Prospectus. We also consent to the references to us under the heading "Experts" in such Prospectus.


/s/ PRICE WATERHOUSE LLP
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PRICE WATERHOUSE LLP

Tampa, Florida

January 22, 1996